UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2025

THE INTERGROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10324	13-3293645
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1516 S. Bundy Drive, Suite 200, Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 889-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	INTG	NASDAQ CAPITAL MARKET

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in its Current Report of Form 8-K filed on July 22, 2025, The InterGroup Corporation (the “Company”) had received notice from The Nasdaq Stock Market LLC (“Nasdaq”) that it was not in compliance with the minimum market value of listed securities requirement set forth in Listing Rule 5550(b)(2).

On September 17, 2025, the Company received a confirmation from Nasdaq that the Company has regained compliance with Listing Rule 5550(b)(2). Nasdaq’s notice stated that, as of September 15, 2025, the Company had demonstrated 11 consecutive business days with a market value of listed securities above $35 million, thereby satisfying the requirement.

As a result, the Panel granted the Company’s request for continued listing, and the matter is now closed. The Company’s common stock will continue to be listed and traded on The Nasdaq Capital Market under the symbol “INTG”.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 18, 2025

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERGROUP CORPORATION

Dated: September 18, 2025	By:	/s/ John V. Winfield
Chairman of the Board; President and Chief Executive Officer